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                                                                  Exhibit 10.9



                    TIME ACCELERATED STOCK OPTION AGREEMENT


           TIME ACCELERATED OPTION AGREEMENT (this "Agreement"), dated as of _____________, by and between Maxxim Medical, Inc., a Texas corporation (the "Company"), and ________________ (the "Executive"), who is presently a _________________ of the Company.

           WHEREAS, pursuant to the Maxxim Medical, Inc. 1999 Stock Incentive Plan (the "Plan"), the Committee (as defined in the Plan) has decided to award Options (as defined below) on the terms and conditions set forth in this Agreement.

           NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

           1. Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below. Any capitalized term used in this Agreement and not defined herein shall have the meaning ascribed to it in the Plan.

           "Acquisition" shall have the meaning set forth in Section 5.3.

           "Agreement" shall have the meaning set forth in the preamble hereto.

           "Common Stock" shall mean the Common Stock, par value $0.001 per share, of the Company, subject to adjustment pursuant to the third paragraph of
Section 3 of the Plan, under certain circumstances.

           "Company" shall have the meaning set forth in the preamble hereto.

           "Executive" shall have the meaning set forth in the preamble hereto.

           "Exercise Price" shall have the meaning set forth in Section 2.2.

           "Grant Date" shall have the meaning set forth in Section 2.1.

           "IRR Vesting" shall have the meaning set forth in Section 2.3.

           "MYVS" shall have the meaning set forth in Section 2.3.

           "Options" shall have the meaning set forth in Section 2.1.

           "Plan" shall have the meaning set forth in the recitals hereof.

           In addition, certain other terms used herein have definitions otherwise ascribed to them herein.




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           2. Grant and Terms of Options.

           2.1. Grant of Options. The Company hereby grants to the Executive as of _________ (the "Grant Date") _______ Nonqualified Stock Options (the "Options") each to purchase one share of Common Stock per Option on the terms and conditions set forth below, and in reliance upon the representations and covenants of the Executive set forth below. Unless sooner exercised or forfeited as provided for in the Plan or this Agreement, the Options shall expire on the tenth anniversary of the date of this Agreement.

           2.2. Exercise Price. The exercise price of the Options is $26.00 per share of Common Stock subject thereto (the "Exercise Price").

           2.3. Exercisability. Subject to the Maximum Yearly Vesting Schedule set forth in Schedule I attached hereto (the "MYVS"), the Options shall vest and become exercisable in specified increments as of the end of each fiscal year of the Company commencing with fiscal year 1999 and continuing through and including fiscal year 2003, and shall vest only if and to the extent the Company attains certain operating performance objectives, all in accordance with the provisions set forth in the MYVS. The MYVS shall be interpreted as setting forth the maximum amount of Options that may vest as of the end of each fiscal year of the Company commencing with fiscal year 1999 and continuing through and including fiscal year 2003. Notwithstanding anything to the contrary contained herein or in the MYVS, any Options that have not previously vested or been terminated shall become vested on the earlier of (a) the ninth anniversary of the date hereof and (b) FPC (as defined in the Stockholders' Agreement) having received cash proceeds from the sale or other disposition of its common equity in the Company (which cash proceeds shall be deemed to include the fair market value of freely tradeable marketable securities to the extent the FPC entities actually distribute such freely tradeable marketable securities to their equity holders as a distribution of capital, such fair market value to be determined as of the date of such distribution),as well as cash dividends, cash returns on capital or other cash distributions as a stockholder such that it has received a return of the full amount of its investment in the common equity of the Company, plus a 30% annualized internal rate of return on its aggregate investment in the common equity of the Company calculated from the date each such investment was made through the date of each such sale, disposition or distribution (the "IRR Vesting"). Options that have become exercisable shall remain exercisable until they terminate as set forth in this Agreement or the Plan.

           3. Plan Shares. The Executive shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any Plan Shares or Options, except as provided in the Plan or, in the case of Plan Shares, as provided in Sections 2.3, 2.4 and 2.5 of the Stockholders' Agreement. Any transfer of Plan Shares otherwise permitted pursuant to this Agreement shall remain subject to the terms of the Stockholders' Agreement, and shall not be permitted other than in accordance with the terms thereof, notwithstanding any provision of this Agreement that would otherwise permit such transfer.

           4. Executive's Representations, Warranties and Agreements. In connection with the exercise of any Options, the Executive shall make to the Company (i) representations, warranties and agreements in writing that such Executive is acquiring the shares of Common




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Stock without a view to the distribution thereof and (ii) any other representations that the Committee may reasonably deem appropriate.

           5. Successors.

           5.1. This Agreement is personal to the Executive, and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than (a) by will or the laws of descent and distribution, or (b) pursuant to a gift to the Executive's spouse, children, grandchildren or other living descendants, whether directly or indirectly or by means of a trust, partnership, limited liability company or otherwise, in each case, subject to the restrictions of the Stockholders' Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

           5.2. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

           5.3. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise (an "Acquisition")) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform this Agreement if no such succession had taken place (or by substituting for such Options new options, based upon the stock of such successor, having an aggregate spread between the Fair Market Value of the underlying stock and the Exercise Price thereof, and the same term, immediately after such substitution, equal to the spread on, the term of, and such other terms equivalent to such Options immediately before such substitution); provided, however, that the Company or such successor may, at its option, at the time of or promptly after such Acquisition, terminate all of its obligations hereunder with respect to the Options by paying to the Executive or the Executive's successors or assigns an amount equal to the product of (a) the number of Options and (b) the Fair Market Value per share of the shares underlying such Options at the time of such Acquisition less the amount of such Options' Exercise Price (but not in excess of such Fair Market Value per share), in either case, in exchange for the Executive's Options. As used in this Agreement, the "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

           6. Miscellaneous.

           6.1. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. Except as otherwise provided in the Plan, this Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

           6.2. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed if to the Executive, at the address set forth




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on the signature page hereto, and if to the Company: 10300 49th Street North,
Clearwater, Florida 33762, Attn: Corporate Secretary, or at such other addresses as either party furnishes to the other in writing in accordance with this Section 6.2. Notices and communications shall be effective when actually received by the addressee.

           6.3. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

           6.4. No later than the date as of which an amount first becomes includible in the gross income of the Executive for federal income tax purposes with respect to any Options, the Executive shall pay to the Company, or if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Executive. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

           6.5. The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

           6.6. The Options are granted pursuant to the Plan, which is incorporated herein by reference, and the Options shall, except as otherwise expressly provided herein, be governed by the terms thereof. The Executive hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Executive and the Company each acknowledges that this Agreement (together with the Stockholders' Agreement, the Plan and the other agreements referred to herein and therein) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or either of them, with respect to the subject matter hereof, including the Investor Participation Agreement, by and among Fox Paine Medic Acquisition Corporation, a Texas corporation ("Fox Paine Medic"), the Executive and certain other Stockholders of the Company, dated as of June 13, 1999, as amended.

           6.7. In connection with (a) the cash out of a Stock Option pursuant to Section 5(g) of the Plan, or (b) the payment of the Exercise Price of a Stock Option with fully vested Common Stock pursuant to Section 5(d) of the Plan at any time following the date on which the Participant first becomes entitled to exercise such Participant's Put Right (as defined in the Stockholders' Agreement), but provided that the Participant does not actually exercise the Put Right, the procedural protection with respect to the determination of Fair Market Value that is set forth in the definition of "Fair Market Value" in the Stockholders' Agreement shall be deemed to apply to the definition of "Fair Market Value" as set forth in the Plan. If the Executive exercises his or her right to pay the Exercise Price in full or in part in the form of fully vested Common Stock pursuant to Section 5(d) of the Plan in connection with an exercise of




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such Executive's Put Right, Fair Market Value for purposes of this Agreement shall be equal to the Fair Market Value as determined under the Stockholders' Agreement in connection with such Put Right.1

           6.8. The Company and the Participant shall from time to time execute and deliver all such further documents and do all such acts and things as may be reasonably required to carry out effectively or better evidence or perfect the full intent and meaning of this Agreement, including without limitation obtaining the ratification and approval of the Committee of this Award.





















--------
1 Only in initial grants.




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            SCHEDULE I TO TIME ACCELERATED VESTING OPTION AGREEMENT

                        MAXIMUM YEARLY VESTING SCHEDULE


Vesting Schedule:         Options shall vest according to the Company's
                          financial performance for each of the five fiscal years from and including 1999 through 2003 pursuant to the Time Accelerated Stock Option Agreement to which this Schedule is attached (the "Option
                          Agreement"). At the end of each of such five full fiscal years, 20% of the Options originally granted to the Executive pursuant to the Option Agreement shall be eligible for vesting, based upon the achievement of the Target EBITDA Level (as set forth on the chart below) for vesting in any such then-current year in which they are eligible for vesting. Options that do not so vest in any year due to a failure to achieve the Target EBITDA Level in any fiscal year shall again be eligible for vesting at the end of any subsequent fiscal year for which the Target EBITDA Level for such subsequent year (as set forth on the chart below) is achieved. No Options shall vest unless the participant is employed by, a director of or a consultant (provided that expiration of a consulting arrangement without the prior termination thereof shall not be deemed a termination of such arrangement (or cessation of being a consultant) for purposes of the Plan unless the consulting arrangement or the Time Accelerated Stock
                          Option Agreement expressly contemplates otherwise) to the Company or one of its subsidiaries on the date such Option would vest.

                          Options shall vest for each year as follows:

                          (i) If the calculated EBITDA (as defined below) for any year meets or exceeds the Target EBITDA Level (as set forth on the chart below) for such year, 100% of the Options that are eligible for vesting in that year set forth in the chart below will be vested.

                          (ii) If the calculated EBITDA for any year is less
                               than the Target EBITDA Level (as set forth on the chart below) for such year, the Options eligible for vesting in such year shall not vest in such year but will be eligible to vest in any subsequent year for which the Target EBITDA Level for such subsequent year is achieved.




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                          "EBITDA" shall have the meaning set forth for
                          "Consolidated EBITDA" in the Credit Agreement, dated as of the closing date of the merger by and between the Company and Fox Paine Medic, as in effect on such date, plus any fees or expenses paid or reimbursed to Fox Paine & Company LLC ("FPC"), or its affiliates, whether pursuant to the Management Agreement to and among the Company, Maxxim Medical Group and FPC, dated as of November 12, 1999, or otherwise to the extent such fees reduced Consolidated EBITDA. EBITDA shall be adjusted equitably by the Committee to reflect any acquisitions or dispositions by the Company and its subsidiaries or other events described in Section 5.3 hereof.

                          The extent of vesting for any fiscal year shall be determined based upon the audited financial statements of the Company and its subsidiaries (on a consolidated basis), and, once determined, shall be deemed effective as of the last day of each such fiscal year. The calculation of EBITDA for any year and the determination of applicable vesting levels shall be made by the Committee acting in good faith and any such calculation or determination shall be binding and conclusive. The Target EBITDA Levels for each year are as follows:


                                                             % OF OPTION POOL
                                                                  VESTING
                                      "TARGET EBITDA              THROUGH
                          FISCAL           LEVEL"             ACHIEVEMENT OF
                           YEAR        (IN MILLIONS)          EBITDA TARGET
                          ------      --------------         ----------------
                           1999           $ 80.9                    20%
                           2000             84.3                    20%
                           2001             88.5                    20%
                           2002             92.9                    20%
                           2003             97.6                    20%











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